Exhibit 99.1

GREEN REMEDIES WASTE AND RECYCLING, INC.

FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2019 AND 2018

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholder of

Green Remedies Waste and Recycling, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Green Remedies Waste and Recycling, Inc. (the “Company”) as of December 31, 2019 and 2018, the related statements of operations, changes in shareholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019 and 2018, and the results of its operations, changes in shareholder’s equity, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the Company’s financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Semple, Marchal & Cooper, LLP
Certified Public Accountants We have served as the Company’s auditor since 2020. Phoenix, Arizona December 28, 2020

GREEN REMEDIES WASTE AND RECYCLING, INC.

BALANCE SHEETS

	December 31,
	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$2,978,012	$1,705,694
Accounts receivable, net	875,982	635,426
Prepaid expenses and other current assets	643,000	4,446
Total current assets	4,496,994	2,345,566

Property and equipment, net	1,499,485	1,659,622
Total assets	$5,996,479	$4,005,188
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$150,794	$83,811
Notes payable - current portion	376,603	250,055
Total current liabilities	527,397	333,866

Notes payable - non-current portion	962,768	696,402
Total liabilities	1,490,165	1,030,268

Shareholder's equity:
Common stock, $0.0001 par value, 10,000 shares authorized, 1,000 shares
issued and outstanding as of December 31, 2019 and 2018	—	—
Paid-in capital	117,555	117,555
Retained earnings	4,388,759	2,857,365
Total shareholder's equity	4,506,314	2,974,920
Total liabilities and shareholder's equity	$5,996,479	$4,005,188

The accompanying notes are an integral part of these financial statements.

GREEN REMEDIES WASTE AND RECYCLING, INC.

STATEMENTS OF OPERATIONS

	Years ended December 31,
	2019	2018

Revenue, net	$10,817,265	$8,752,087
Cost of revenue	8,144,344	6,887,357
Gross profit	2,672,921	1,864,730
Operating expenses:
Selling, general, and administrative	745,887	694,945
Depreciation	31,537	19,787
Total operating expenses	777,424	714,732
Operating income	1,895,497	1,149,998
Other expense / (income), net	(26,004)	(2,747)
Interest expense	46,487	41,135
Net income	$1,875,014	$1,111,610

The accompanying notes are an integral part of these financial statements.

GREEN REMEDIES WASTE AND RECYCLING, INC.

STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

					Total
	Common Stock		Paid-in	Retained	Shareholder's
	Shares	Par Value	Capital	Earnings	Equity
Balance, December 31, 2017	1,000	$-	$117,555	$2,081,684	$2,199,239

Shareholder distributions			—	(335,929)	(335,929)

Net income			—	1,111,610	1,111,610

Balance, December 31, 2018	1,000	-	117,555	2,857,365	2,974,920

Shareholder distributions			—	(343,620)	(343,620)

Net income			—	1,875,014	1,875,014

Balance, December 31, 2019	1,000	$-	$117,555	$4,388,759	$4,506,314

The accompanying notes are an integral part of these financial statements.

GREEN REMEDIES WASTE AND RECYCLING, INC.

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2019	2018

Cash flows from operating activities:
Net income	$1,875,014	$1,111,610
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	231,041	171,190
Changes in operating assets and liabilities:
Accounts receivable	(240,556)	(357,636)
Prepaid expenses and other current assets	(638,554)	(4,446)
Accounts payable and accrued liabilities	66,983	(267,971)
Net cash provided by operating activities	1,293,928	652,747
Cash flows from investing activities:
Purchase of property and equipment	(70,904)	(986,294)
Proceeds from sale of property and equipment	—	11,530
Net cash used in investing activities	(70,904)	(974,764)
Cash flows from financing activities:
Proceeds from notes payable	641,409	708,519
Principal payments on notes payable	(248,495)	(203,909)
Shareholder distributions	(343,620)	(335,929)
Net cash provided by financing activities	49,294	168,681
Net increase (decrease) in cash and cash equivalents	1,272,318	(153,336)
Cash and cash equivalents at beginning of period	1,705,694	1,859,030
Cash and cash equivalents at end of period	$2,978,012	$1,705,694

Supplemental cash flow information:
Cash paid for interest	$43,055	$40,362

Non-cash investing and financing activities:
Refinance note payable	$156,799	$—

The accompanying notes are an integral part of these financial statements.

GREEN REMEDIES WASTE AND RECYCLING, INC.

Notes to the Financial Statements

1. Nature of Operations

Green Remedies Waste and Recycling, Inc. (the “Company”, “GRWR”, “we,” or “us”), an S Corporation, is an asset-light provider of solid waste managed services and equipment rentals to multi-tenant residential and commercial customers. The Company utilizes a network of third-party subcontractors (i.e., vendors) to execute waste material collections and disposal, and assists customers in the related data and regulatory reporting on the environmental results of the services provided. The Company’s primary customer base consists of property managers who operate multi-family housing complexes across several states. We are based in Elon, North Carolina, and primarily render services to the Southeast region of the United States.

In March 2020, the World Health Organization categorized Coronavirus Disease 2019 (“COVID-19”) as a pandemic, and the President of the United States declared the COVID-19 outbreak a national emergency.  The waste management and recycling services we provide are currently designated an essential critical infrastructure business under the President’s COVID-19 guidance, the continued operation of which is vital for national public health, safety and national economic security.  The extent of the impact of the COVID-19 outbreak on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, its impact on our customers and subcontractors, and the range of governmental and community reactions to the pandemic, which are uncertain and cannot be fully predicted at this time.

2. Summary of Significant Accounting Policies

Basis of Presentation

The financial statements included herein have been prepared under the accrual method using accounting principles generally accepted in the United States of America (“GAAP”).

Accounting Estimates

The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

We use significant estimates when accounting for the carrying amounts of accounts receivable and accrued expenses, and in the determination of useful lives of property and equipment and classification of leases.

Revenue Recognition - Services

We recognize revenue when billed, which is generally in the month services are performed. For example, we recognize revenue as waste and recyclable material are collected.  We recognize revenue net of any contracted pricing discounts or rebate arrangements.

We evaluate the criteria outlined in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 605-45, Revenue Recognition—Principal Agent Considerations, in determining whether it is appropriate to record the gross amount of service revenue and related costs or the net amount. We generally recognize revenue for the gross amount of consideration received as we are generally the primary obligor (or principal) in our contracts with customers as we hold complete responsibility to the customer for contract fulfillment.  We record amounts collected from customers for sales tax on a net basis.

Lease Revenues

Lease revenues are evaluated under ASC 840, Leases, to determine proper classification and accounting treatment for the lease. Capital leases, which are accounted for as a sales-type lease, are different from operating leases in one or more of four ways: (1) there is a transfer of ownership at the end of the lease term, (2) the lessee has an option to purchase the equipment at the end of the lease term at a bargain purchase price, (3) the term of the lease is equal to 75 percent or more of the estimated economic life of the leased property, or (4) the present value of future minimum lease payments equals or exceeds 90 percent of the fair value of the leased equipment at lease inception. The Company’s lease revenues have been determined to be operating leases.

We recognize revenue on operating leases per the terms of the contracts, and any associated costs are recorded on a straight-line basis over the terms of the applicable lease agreement.

Cash and Cash Equivalents

We consider all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents.

GREEN REMEDIES WASTE AND RECYCLING, INC.

Notes to the Financial Statements – Continued

Accounts Receivable

We follow the allowance method of recognizing uncollectible accounts receivable, which recognizes bad debt expense based on a review of the individual accounts outstanding and our prior history of uncollectible accounts receivable. We extend credit based on an evaluation of each customer’s financial condition, and our receivables are generally unsecured. We consider accounts past due if outstanding longer than contractual payment terms. We record an allowance based on consideration of a number of factors, including the length of time trade accounts are past due, our previous loss history, the creditworthiness of individual customers, economic conditions affecting specific customer industries, and economic conditions in general. We charge-off accounts receivable after all reasonable collection efforts have been exhausted. We credit payments subsequently received on such receivables to bad debt expense in the period we receive the payment.

As of December 31, 2019 and 2018, no allowance for potentially uncollectible accounts receivable was deemed necessary. We record delinquent finance charges on outstanding accounts receivable only if they are collected.

Property and Equipment

We record property and equipment at cost. We provide for depreciation on the straight-line method, over the estimated useful lives of the assets. We charge expenditures for repairs and maintenance to operations as incurred; we capitalize renewals and betterments when they extend the useful life of the asset. We record gains and losses on the disposition of property and equipment in the period incurred. We report assets held for sale, if any, at the lower of the carrying amount or fair value less costs to sell.

The useful lives of property and equipment for purposes of computing depreciation are as follows:

Vehicles	5 to 7 years
Office furniture and fixtures	5 to 7 years
Machinery and equipment	5 to 7 years

Impairment of Long-Lived Assets

We analyze long-lived assets, including property and equipment, which are held and used in our operations, for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. We review the amortization method and estimated period of useful life at least at each balance sheet date. We record the effects of any revision to operations when the change arises. We recognize impairment when the estimated undiscounted cash flow generated by those assets is less than the carrying amounts of such assets. The amount of impairment is the excess of the carrying amount over the fair value of such assets. We did not recognize any impairment charges for long-lived assets during 2019 and 2018.

Variable Interest Entities

In March 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-07, Applying Variable Interest Entities Guidance to Common Control Leasing Arrangements (a consensus of the Private Company Council). ASU 2014-07, which the Company adopted in 2015, permit a private company lessee to elect an alternative not to apply variable interest entities (VIE) guidance to a lessor entity if (a) the private company lessee and the lessor entity are under common control, (b) the private company lessee has a lease arrangement with the lessor entity, (c) substantially all of the activities between the private company lessee and the lessor entity are related to leasing activities (including supporting leasing activities) between those two entities, and (d) if the private company lessee explicitly guarantees or provides collateral for any obligation of the lessor entity related to the asset leased by the private company, then the principal amount of the obligation at inception of such guarantee or collateral arrangement does not exceed the value of the asset leased by the private company from the lessor entity. The Company has elected this accounting alternative for private companies and these criteria have been met in relation to the Company’s lease with a commonly controlled entity. See Notes 7 and 9 for further discussion of this related party lease.

Concentrations

Financial instruments that potentially subject us to credit risk consist principally of cash, cash equivalents, and trade accounts receivable. We deposit our cash with commercial banks. Cash deposits at commercial banks are at risk to the extent that the balances exceed the Federal Deposit Insurance Corporation insured level per institution. The bank cash balances on deposit may periodically exceed federally insured limits, such as $3,265,000 and $1,960,000 at December 31, 2019 and 2018, respectively; however, we have never experienced any losses related to these balances.

We sell our services and products primarily to customers without requiring collateral; however, we routinely assess the financial condition of our customers and maintain allowances for anticipated losses.  From year to year, the customers that exceed 10% of our

GREEN REMEDIES WASTE AND RECYCLING, INC.

Notes to the Financial Statements – Continued

annual revenue, if any, may change. The following table discloses the number of customers that accounted for more than 10% of our annual revenue and their related receivable balances for the years ended December 31, 2019 and 2018:

	Customers Exceeding 10% of Revenue
Year	Number of Customers	Revenue Combined Percent	Accounts Receivable Combined Percent
2019	1	11%	4%
2018	0	0%	0%

Income Taxes

GRWR, by action of its shareholder, has elected to be taxed as an S Corporation for income tax purposes. Under such election, the Company is not subject to income taxes. Instead, the shareholders are liable for individual federal and state income taxes on their respective shares of corporate income. Accordingly, these financial statements do not reflect a provision for income taxes and the Company has no uncertain tax positions. The Company files income tax returns in the U.S. federal jurisdiction, and the states of North Carolina and Florida. The Company’s federal and state tax returns are subject to audit for approximately the last three years. The Company’s tax returns are not currently under examination.

Advertising

We charge our advertising costs to expense when incurred. During the years ended December 31, 2019 and 2018, advertising expense totaled $47,203 and $34,824, respectively.

Recently Issued Accounting Pronouncements

Pending Adoption

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), an accounting standard that supersedes the revenue recognition requirements in Topic 605, Revenue Recognition. The core principle of the new guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. New disclosures about the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers are also required. ASU 2014-09 is not required to be adopted for private entities until the year ended December 31, 2020. We do not anticipate the adoption will have a material impact on our financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842).  The update improves financial reporting about leasing transactions by requiring a lessee to record on the balance sheet the assets and liabilities for the rights and obligations created by lease terms of more than 12 months. ASU 2016-02 is not required to be adopted for private entities until the year ended December 31, 2022. Although we are still in the process of evaluating the impact of adoption of the ASU on our financial statements, we currently believe that the most significant change will be related to the recognition of a right-of-use asset and lease liability on our balance sheet for the office lease described in Note 7.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), which provides guidance on measuring credit losses on financial instruments.  The amended guidance replaces current incurred loss impairment methodology of recognizing credit losses when a loss is probable with a methodology that reflects expected credit losses and requires a broader range of reasonable and supportable information to assess credit loss estimates.  ASU 2016-13 is not required to be adopted for private entities until the year ended December 31, 2023. We are assessing the provisions of this amended guidance; however, the adoption of the standard is not expected to have a material effect on our financial statements.

There have been no other recent accounting pronouncements or changes in accounting pronouncements that have been issued but not yet adopted that are of significance, or potential significance, to us.

GREEN REMEDIES WASTE AND RECYCLING, INC.

Notes to the Financial Statements – Continued

3. Property and Equipment, net

At December 31, 2019 and 2018, Property and equipment, net consisted of the following:

	As of December 31,
	2019	2018
Vehicles	$196,902	$146,750
Office furniture, fixtures and equipment	26,514	16,559
Machinery and equipment	1,840,885	1,830,088
Property and equipment, gross	2,064,301	1,993,397
Accumulated depreciation	(564,816)	(333,775)
Property and equipment, net	$1,499,485	$1,659,622

We compute depreciation using the straight-line method over the estimated useful lives of the property and equipment.  Depreciation expense for the year ended December 31, 2019 was $231,041, including $199,504 of depreciation expense reflected within “Cost of revenue” in our statement of operations as it related to assets used directly in servicing customer contracts.  Depreciation expense for the year ended December 31, 2018 was $171,190, including $151,402 depreciation expense recorded in “Cost of revenue.”

As of December 31, 2019, the Company recorded $643,000 deposits for purchases of compactors, which is included in prepaid expenses and other current assets on the accompanying balance sheet. In March 2020, the Company cancelled the order and the deposit was returned to the Company.

4. Accounts Payable and Accrued Liabilities

The components of Accounts payable and accrued liabilities are as follows:

	As of December 31,
	2019	2018
Accounts payable	$59,889	$29,386
Accrued insurance	—	6,052
Accrued interest	4,205	773
Sales tax liability	86,700	47,600
	$150,794	$83,811

5. Notes Payable

Branch Banking and Trust 1

On October 1, 2015, we entered into a term loan with a bank pursuant to which we borrowed $250,000. The loan is secured by all owned and subsequently purchased personal property, as well as a security interests in all depository accounts and investment property the Company holds with the bank. Under the original terms the loan, interest accrued at the Prime Rate, plus a margin of 0.5%.  In September 2016, the loan was modified, under the terms of the modification, we borrowed $229,421 and interest is a fixed rate of 4.09%. Monthly principal and interest totaling $5,195 payments began October 2016 and end at maturity in September 2020. As of December 31, 2019 and 2018, the principal balance outstanding on the note was $41,286 and $100,598, respectively.

Vehicle Loan 1

On November 14, 2015 we entered into a vehicle loan in the amount of $43,149. Under the terms of the loan, the interest rate is 3.24% with principal and interest payments of $661 due beginning December 2015 and ending at maturity in December 2021. As of December 31, 2019 and 2018, the principal balance outstanding on the note was $14,688 and $22,007, respectively.

Vehicle Loan 2

On May 31, 2016 we entered into a vehicle loan in the amount of $52,365. Under the terms of the loan, the interest rate is 3.79% with principal and interest payments of $815 due beginning June 2016 and ending at maturity in June 2022. As of December 31, 2019 and 2018, the principal balance outstanding on the note was $23,279 and $31,984, respectively.

GREEN REMEDIES WASTE AND RECYCLING, INC.

Notes to the Financial Statements – Continued

Branch Banking and Trust 2

On September 29, 2016 we entered into a promissory note agreement with a bank to borrow $250,000. The loan is secured by all owned and subsequently purchased personal property, as well as a security interests in all depository accounts and investment property the Company holds with the bank. Under the terms of the promissory note the interest rate was variable at the rate of Prime, plus a margin of 0.5% with interest only payments due for the first 12 months of the loan. Beginning October 2017, monthly principal and interest payments of $4,610 were due and were to end at maturity in September 2021. The note was paid in full during the year ended December 31, 2019. As of December 31, 2019 and 2018, the principal balance outstanding on the note was $0 and $171,579, respectively.

First Horizon 1

On January 24, 2018 we entered into a revolving loan with a bank pursuant to which we could borrow up to $775,000. The loan is secured by equipment we either previously owned or acquired on or after January 24, 2018. Under the original terms of the loan, the interest rate was variable at the rate of LIBOR, plus a margin of 2.75% with interest only payments due for the first 12 months of the loan. Beginning March 2019, monthly principal and interest payments of $17,626 were due and were to end at maturity in February 2023. On January 22, 2019 we modified the promissory note, under the terms of the modification, the maturity date was moved to January 2023, the revolving line feature was removed and we borrowed $564,394 at a fixed interest rate of 4.5%. Beginning February 2019 monthly principal and interest payments totaling $12,885 are due and end at maturity in January 2023. As of December 31, 2019 and 2018, the principal balance outstanding on the note was $442,669 and $564,394, respectively.

First Horizon 2

On January 22, 2019 we entered into a revolving loan with a bank pursuant to which we could borrow up to $775,000. The loan is secured by equipment we either previously owned or acquired on or after January 22, 2019 and is cross-collateralized with all other obligations of the Company. Under the original terms of the loan, interest was to accrue at a rate of LIBOR plus a margin of 2.75% (4.9% as of December 31, 2019) with interest only payments due for the first 12 months of the loan with the loan maturing January 31, 2020. In February 2020, the loan was modified, under the terms of the modification, we borrowed $641,409 and the interest rate changed from the variable rate index of the 30 Day LIBOR rate plus 2.75% to a fixed rate of 3.205%. Monthly principal and interest payments totaling $14,266 begin March 2020 and end at maturity in February 2024. As of December 31, 2019 the principal balance outstanding on the note was $641,408.

First Horizon 3

On May 1, 2019 we entered into a promissory note with First Horizon to refinance the Branch Banking and Trust 2 loan. The loan is secured by equipment we either previously owned or acquired on or after May 1, 2019. Under the terms of the loan, we borrowed $156,799 at a fixed interest rate of 4.245% with monthly principal and interest totaling $4,651 beginning June 2019 and ending at maturity in May 2022. At December 31, 2019 the principal balance outstanding on the note was $127,886.

Vehicle Loan 3

On December 31, 2018 we entered into a vehicle loan in the amount of $55,880. Under the terms of the loan, the interest rate is 3.49% with principal and interest payments of $863 due beginning February 2019 and ending at maturity in February 2025. As of December 31, 2019 and 2018, the principal balance outstanding on the note was $48,155 and $55,895, respectively.

GREEN REMEDIES WASTE AND RECYCLING, INC.

Notes to the Financial Statements – Continued

The following table summarizes the principal balances outstanding on our notes payable as of December 31, 2019 and 2018:

	As of December 31,
Note	2019	2018

Branch Banking and Trust 1	$41,286	$100,598
Vehicle Loan 1	14,688	22,007
Vehicle Loan 2	23,279	31,984
Branch Banking and Trust 2	—	171,579
First Horizon 1	442,669	564,394
First Horizon 2	641,408	—
First Horizon 3	127,886	—
Vehicle Loan 3	48,155	55,895
Total	1,339,371	946,457
Less: current portion	(376,603)	(250,055)
Notes payable - non-current portion	$962,768	$696,402

Future minimum payments of notes payable as of December 31, 2019 are as follows:

Year	Amount
2020	$376,603
2021	379,719
2022	349,493
2023	189,846
2024	42,862
Thereafter	848

Total	$1,339,371

6. Lease Revenues

During the years ended December 31, 2019 and 2018, the Company leased equipment to customers, which included equipment owned by the Company and equipment leased from third parties.

For the years ended December 31, 2019 and 2018, we recorded leasing revenues for equipment we owned of $349,416 and $257,675, respectively. For the years ended December 31, 2019 and 2018, we recorded third party leasing revenues of $168,201 and $192,394, respectively, with associated expense of $154,318 and $162,613, respectively, of fixed cost operating lease expense associated with the aforementioned third party leases.

At December 31, 2019 and 2018 the carrying values of equipment we owned for leasing, which are included in property and equipment in the accompanying balance sheets, consisted of the following:

	As of December 31,
	2019	2018
Cost of equipment owned for leasing	$1,715,541	$1,739,601
Accumulated depreciation	(440,865)	(253,758)
Equipment owned for leasing, net	$1,274,676	$1,485,843

GREEN REMEDIES WASTE AND RECYCLING, INC.

Notes to the Financial Statements – Continued

The future revenues related to equipment we owned for leasing as of December 31, 2019 are as follows:

Year	Amount
2020	$275,800
2021	142,300
2022	68,700
2023	31,700
2024	17,600
Thereafter	—

Total	$536,100

7. Commitments and Contingencies

Indemnifications

During the normal course of business, we make certain indemnities and commitments under which we may be required to make payments in relation to certain transactions. These may include (i) intellectual property indemnities to customers in connection with the use, sales, and/or license of products and services; (ii) indemnities to customers in connection with losses incurred while performing services on their premises; (iii) indemnities to vendors and service providers pertaining to claims based on negligence or willful misconduct; and (iv) indemnities involving the representations and warranties in certain contracts. We have not incurred costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, we believe the estimated fair value of these agreements is minimal. Accordingly, we had no liabilities recorded for these agreements as of December 31, 2019 and 2018.

Office Lease

On September 1, 2019, we entered into a lease for corporate office space from a related party (see Note 9). The lessor of the office space is Elon Raven, LLC, a commonly controlled entity. As of December 31, 2019, the related party lessor’s mortgage balance on the property was $237,416, which has an annual interest rate of 4.6%, and matures in March 2024. The lease has an initial term of one year and is deemed to automatically renew for 4 additional years unless terminated not less than one year prior to the expiration of the current lease term. The monthly rent payment is $2,550 for the first year. Upon the anniversary of each lease year, the monthly rent is to increase by the most recent publication of the 12 month change in Consumer Price Index. Prior to September 1, 2019, the Company leased office space from another related party as described further in Note 9. During the years ended December 31, 2019 and 2018, we recorded office rent expense in the amount of $22,895 and $15,900, respectively.

The future minimum lease payments required under our office lease as of December 31, 2019 was as follows:

Year	Amount
2020	$30,600
2021	30,600
2022	30,600
2023	30,600
2024	22,950
Thereafter	—

Total	$145,350

Equipment Leases

The Company leases various equipment from third parties, with lease terms generally on a month to month basis or with terms less than one year. For the years ended December 31, 2019 and 2018, equipment rental expense was $293,777 and $233,052, respectively.

GREEN REMEDIES WASTE AND RECYCLING, INC.

Notes to the Financial Statements – Continued

Defined Contribution Plan

We maintain a defined contribution 401(k) plan and profit sharing plan covering substantially all full-time employees.  Employees are permitted to make voluntary contributions, which we match at a certain percentage, to the plan. The Company also makes discretionary profit sharing contributions.   For the years ended December 31, 2019 and 2018, our 401(k) plan contribution expense was $11,520 and $11,493, respectively. For the years ended December 31, 2019 and 2018, our profit sharing plan contribution expense was $74,080 and $34,480, respectively.

8. Shareholder’s Equity

During the years ended December 31, 2019 and 2018, shareholder distributions totaled $343,620 and $335,929, respectively.

9.  Related Party Transactions

In May 2014, we entered into an agreement to sublet a small office space with a relative of our primary shareholder. The lease was for a term of one month beginning on May 1, 2014, for $500 per month and was to continue month to month thereafter until canceled with a 30 day notice by either party. The monthly rent was increased to $575 in January 2016. In November 2017, the Company increased the leased space and the monthly rent was increased to $1,325. Rent expense under this related party lease totaled $10,600 and $15,900 for the years ended December 31, 2019 and 2018, respectively.

During the year ended December 31, 2019, we canceled the above lease and entered into a new office lease agreement with our primary shareholder as discussed further in Note 7. Rent expense under this related party lease totaled $10,200 for the year ended December 31, 2019.

10.  Subsequent Events

On February 11, 2020 we entered into a revolving loan with a bank pursuant to which we could borrow up to $500,000. Under the original terms of the loan, interest was to accrue at a rate of LIBOR plus a margin of 2.35% with interest only payments due for the first 12 months of the loan with the loan maturing in February 2025. As of the date of this report we had not borrowed any amounts on the loan.

On October 19, 2020, we entered into an asset purchase agreement to sell substantially all of our assets to Quest Resource Management Group, LLC. The total consideration of the acquisition is approximately $16.2 million, with approximately two thirds of the consideration to be paid in cash at closing and the remaining third to be delivered through a combination of common stock and a subordinated seller note. An additional $650,000 to $2,250,000 of consideration may be earned through an earn-out tied to future performance over the next three years.

On October 20, 2020 we paid off the remaining principal and outstanding interest associated with our First Horizon 1 note. This resulted in a final payment of $342,644, of which $340,615 was related to the outstanding principal balance.

On October 20, 2020 we paid off the remaining principal and outstanding interest associated with our First Horizon 2 note. This resulted in a final payment of $544,886, of which $544,450 was related to the outstanding principal balance.

On October 20, 2020 we paid off the remaining principal and outstanding interest associated with our First Horizon 3 note. This resulted in a final payment of $85,467, of which $85,286 was related to the outstanding principal balance.